Exhibit 99.1

Inhibrx Announces Positive Interim Results from the Phase 1 Trial of INBRX-109 in Chondrosarcoma Patients

•Disease control observed in 92% of patients
•Conference call to be held today at 2:30pm PT

San Diego, CA, November 11, 2020 – Inhibrx, Inc. (Nasdaq: INBX), a biotechnology company with four clinical programs in development, announced updated interim results today from a Phase 1 clinical trial evaluating the efficacy and safety of INBRX-109 in patients with chondrosarcoma. This data will be presented to attendees of the Annual Connective Tissue Oncology Society ("CTOS") Conference on November 20, 2020 (Paper #16). Chondrosarcoma is an orphan disease and bone cancer with approximately 2,800 new patients diagnosed annually in the United States and the European Union. There are currently no therapeutics approved for the treatment of chondrosarcoma.

Inhibrx’s most advanced program, INBRX-109, is a precision-engineered, tetravalent DR5 agonist antibody designed to exploit the tumor-biased cell death induced by DR5 activation.

•Of the 12 patients evaluable for efficacy within the ongoing chondrosarcoma expansion cohort to date, disease control was observed in 11 of 12 patients (92%) and 8 of 12 patients (67%) had a decrease in their tumor burden by RECIST.
•Two of the patients achieved partial responses with reductions in tumor size of 60% and 32% as of October 2020.
•Based on these preliminary results, the observed disease control rate at the four-month follow-up was 8 of 12 subjects (67%) with 7 of 12 patients continuing on study. The longest disease control duration observed to date for a patient in this cohort was 33 weeks, or approximately eight months.
•The safety and tolerability profile continued to be favorable with most patients, approximately 90%, experiencing no signs of hepatotoxicity. There have been no new serious or severe adverse events since Inhibrx’s last safety update in July 2020.
•The trial is ongoing and an additional 10 patient slots were added, per investigator requests, to the chondrosarcoma cohort.

“I am quite pleased to see prolonged progression free survival in a disease that has been unresponsive to conventional therapies,” notes Dr. Sant P. Chawla, one of the principal investigators conducting the Phase 1 trial at the Sarcoma Oncology Center in Santa Monica, California.

“We believe the results in chondrosarcoma, a disease with a significant unmet need, are very promising. We are meeting with the Food and Drug Administration in the near future to discuss the design of a registration-enabling study that we anticipate initiating in the second quarter of next year,” said Mark Lappe, CEO for Inhibrx. “Additionally, this month, we will initiate dosing in patients with synovial sarcoma, as well as our first chemotherapy combination cohorts with INBRX-109 in pancreatic adenocarcinoma and epithelioid subtype malignant pleural mesothelioma.”

Exhibit 99.1

Conference Call Details
Inhibrx will hold a conference call to discuss these results today at 2:30 p.m. PT. Investors may join via the web: https://www.webcaster4.com/Webcast/Page/2560/38423 or may listen to the call by dialing (1-877-870-4263) from locations in the United States or (1-412-317-0790) from outside the United States. Please refer to Inhibrx, Inc. when calling in. Following the webcast, the presentation may be accessed through a link on the investors section of Inhibrx’s website at https://inhibrx.investorroom.com/events-and-presentations. The webcast will be available for
60 days following the event. Inhibrx has also updated its corporate presentation which is available on the “Investors” section of its website at www.inhibrx.com.

About INBRX-109
INBRX-109 is a precisely engineered tetravalent single domain antibody (sdAb) based therapeutic candidate that agonizes DR5 to induce tumor selective programmed cell death. A three-part, Phase 1 clinical trial was initiated in November 2018. Part 1, dose escalation, was completed in August 2019 with enrollment of 20 patients. INBRX-109 was well-tolerated, with no significant toxicities observed at doses up to and including the maximum administered dose of 30 mg/kg. No maximum tolerated dose was reached. Part 2, single agent dose expansion, commenced in September 2019, while Part 3, chemotherapy combination cohorts, initiated this month in epithelioid subtype malignant pleural mesothelioma and pancreatic adenocarcinoma.

About the Inhibrx sdAb Platform
Inhibrx utilizes diverse methods of protein engineering in the construction of therapeutic candidates that can address the specific requirements of complex target and disease biology. A key tool for this effort is the Inhibrx proprietary sdAb platform, which enables the development of therapeutic candidates with attributes superior to other monoclonal antibody and fusion protein approaches. This platform allows for the combination of multiple binding units in a single molecule, enabling therapeutic candidates with precisely defined valency or multiple specificities that can achieve enhanced cell signaling or conditional target activation. An additional benefit of this platform is that these optimized, multi-functional entities can be manufactured using established processes that are commonly used to produce therapeutic proteins.

About Inhibrx, Inc.
Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary sdAb platform. Inhibrx has collaborations with bluebird bio, Bristol-Myers Squibb and Chiesi. For more information, please visit www.inhibrx.com.

Forward-Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s and its investigators judgments and beliefs regarding the observed safety and efficacy to date of its therapeutic candidate, INBRX-109, discussions with and beliefs regarding future action by the U.S. Food and Drug Administration, and statements

Exhibit 99.1
and beliefs regarding the future clinical development of INBRX-109. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of initial, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; its expectations regarding the impact of the COVID-19 pandemic on its business; and other risks described in Inhibrx’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Inhibrx’s prospectus dated August 18, 2020 filed with the SEC on August 19, 2020 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Amy Conrad Juniper Point amy@juniper-point.com 858-366-3243